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                                                                    EXHIBIT 4.2

                          FIRST AMENDMENT TO INDENTURE

     This First Amendment to Indenture (this "Amendment") is entered into as of February 5, 1998, by and among (i) FelCor Suites Limited Partnership, a
Delaware limited partnership ("FelCor LP"), (ii) FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor"), (iii) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor/LAX Holdings, L.P., a Delaware limited partnership, and FelCor Eight Hotels, L.L.C., a Delaware limited liability company, (collectively, "Subsidiary Guarantors"), and (iv) SunTrust Bank, Atlanta, a Georgia banking corporation ("Trustee").

     WHEREAS, FelCor LP, as Issuer, FelCor and the Subsidiary Guarantors, as Guarantors, and Trustee, as Trustee, entered into that certain Indenture dated as of October 1, 1997 (the "Indenture"); and

     WHEREAS, the parties to the Indenture desire to amend certain terms in the Indenture as provided herein in accordance with Section 9.01 of the Indenture;

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. The definition of "Guarantors" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

          "Guarantors" means FelCor and the Subsidiary Guarantors, collectively.

     2. The definition of "Subsidiary Guarantee" in Section 1.01 of the Indenture is hereby amended to read in its entirety as follows:

          "Subsidiary Guarantee" means a Guarantee by each Subsidiary Guarantor for payment of the Notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the Notes and the Indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of FelCor LP or FelCor, of all of the Capital Stock owned by FelCor LP, FelCor and their respective Restricted Subsidiaries in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not then prohibited by the Indenture).





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     3.   The first paragraph of Section 11.02 of the Indenture is hereby amended to read in its entirety as follows:

          SECTION 11.02 OBLIGATIONS OF GUARANTOR UNCONDITIONAL. Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among each Guarantor and the holders of the Notes, the obligation of each Guarantor, which is absolute and unconditional, upon failure by FelCor LP, to pay to the holders of the Notes and principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of each Guarantor, nor shall anything herein or therein prevent the holder of any Note or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

     4. Section 11.07 of the Indenture is hereby amended to read in its entirety as follows:

          SECTION 11.07 RELEASE OF GUARANTEE. The Guarantee provided pursuant to this Article 11 by each Subsidiary Guarantor shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of FelCor LP or FelCor, of all of the Capital Stock owned by FelCor LP, FelCor and their respective Restricted Subsidiaries in, or all or substantially all the assets of such Subsidiary Guarantor; provided such transfer is permitted by this Indenture.

     5. The parties hereto hereby confirm and acknowledge that the Indenture shall continue in full force and effect according to its original terms, except as expressly as amended hereby.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

                                  FELCOR SUITES LIMITED PARTNERSHIP,
                                  a Delaware limited partnership

                                  By: FelCor Suite Hotels, Inc., a Maryland corporation, its general partner


                                           By:  /s/ LAWRENCE D. ROBINSON
                                                --------------------------------
                                                Lawrence D. Robinson,
                                                Senior Vice President







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                          FELCOR SUITE HOTELS, INC.,
                          a Maryland corporation


                          By:  /s/ LAWRENCE D. ROBINSON
                               -------------------------------------------------
                               Lawrence D. Robinson, Senior Vice President


                          FELCOR/CSS HOTELS, L.L.C.,
                          a Delaware limited liability company


                          By:  /s/ LAWRENCE D. ROBINSON
                               -------------------------------------------------
                               Lawrence D. Robinson, Senior Vice President


                          FELCOR/LAX HOTELS, L.L.C.,
                          a Delaware limited liability company


                          By:  /s/ LAWRENCE D. ROBINSON
                               -------------------------------------------------
                               Lawrence D. Robinson, Senior Vice President


                          FELCOR/CSS HOLDINGS, L.P.,
                          a Delaware limited partnership

                          By: FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, its general partner


                                   By: /s/ LAWRENCE D. ROBINSON
                                       -------------------------------
                                       Lawrence D. Robinson,
                                       Senior Vice President


                          FELCOR/ST. PAUL HOLDINGS, L.P.,
                          a Delaware limited partnership

                          By: FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, its general partner


                                   By: /s/ LAWRENCE D. ROBINSON
                                       -------------------------------
                                       Lawrence D. Robinson,
                                       Senior Vice President




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                          FELCOR/LAX HOLDINGS, L.P.,
                          a Delaware limited partnership

                          By: FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, its general partner


                                   By: /s/ LAWRENCE D. ROBINSON
                                       ------------------------------------
                                       Lawrence D. Robinson,
                                       Senior Vice President


                          FELCOR EIGHT HOTELS, L.L.C.,
                          a Delaware limited liability company


                          By:   /s/ LAWRENCE D. ROBINSON
                                -------------------------------------------
                                Lawrence D. Robinson, Senior Vice President


                          SUNTRUST BANK, ATLANTA,
                          a Georgia banking corporation


                          By:     /s/ DAVID M. KAYE
                              ---------------------------------------------
                          Name:   David M. Kaye
                               --------------------------------------------
                          Title:  Group Vice President
                                -------------------------------------------







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